    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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United Mines, Inc.

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UNITED MINES, INC.
11924 North Centaurus Place,
Oro Valley, AZ  85737
(520) 742-3111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2012

The Annual Meeting of Stockholders (the "Annual Meeting") of UNITED MINES, INC., a Arizona corporation (the "Company"), will be held at 12:00, local time, on July 25, 2012 at 11924 North Centaurus Place , Oro Valley, Arizona, for the following purposes:

(1)	To elect the Company's Board of Directors to hold office until the next Company's Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of S.E.Clark & Company, P.C., as the Company's independent certified public accountant.

The President has fixed the close of business on June 11, 2012, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

June 11, 2012	/s/ Glenn E. Martin ---------------------- GLENN E. MARTIN CHIEF EXECUTIVE OFFICER/PRESIDENT

UNITED MINES, INC.
11924 North Centaurus Place,
Oro Valley, AZ  85737
(520) 742-3111

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the President of UNITED MINES, INC., a Arizona corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held at 12:00, local time, on July 25, 2012 thereof (the "Annual  Meeting"), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is June 11, 2012. Stockholders should review the information provided herein in conjunction with the Company's 2011 Annual Report and the Company’s quarterly filings on Form 10-Q and other filings with the Securities and Exchange Commission.  The Company's principal executive offices are located at 11924 North Centaurus Place, Oro Valley, Arizona 85737.  Our telephone number is (520) 742-3111.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's President. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's President at the Company's executive office a written revocation bearing a later date or duly executed, a subsequent proxy relating to the same shares of common stock; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our President does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

The President does not intend to present any business at the Annual Meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, your proxies will act on such matter in their discretion.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;
•	duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the President of the Company; or
•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Our principal executive office at 11924 North Centaurus Place, Oro Valley, Arizona 85737. No such revocation will be effective until written notice of the revocation is received by the Company prior to the Annual Meeting.

PURPOSE OF THE MEETING

At the Annual Meeting, the Company's Stockholders will consider and vote upon the following matters:

(1)	To elect the Company's Board of Directors to hold office until the next Company's Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of S.E.Clark & Company, P.C., as the Company's independent certified public accountant.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the nominees for director(s) named below; and (b) FOR the proposal to ratify the appointment of S.E.Clark & Company, P.C., as the Company's independent certified public accountant. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company trades on the Over-the Counter Bulletin Board under the symbol "UNMN"

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The President has set the close of business on June 11, 2012 as the record date (the "Record Date") for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the date herein there are 13,739,307 shares of Common Stock, $.001 par value (the "Common Stock") issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting.

The presence, in person or by proxy, of at least a majority of the total number of capital shares outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding capital shares are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of capital shares will be required for the election of directors. The ratification of the appointment of S.E. Clark & Company, P.C. as the Company's independent certified public accountant will be approved if the number of capital shares voted in favor of ratification exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's principal executive office for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

BUSINESS

About Our Company

The Mining Industry

Mining operations generally progress through four stages:  (1) prospecting, or the search for mineral deposits; (2) exploration, or the work involved in assessing the size, shape, location, and economic value of the deposit; (3) development, or the work of preparing access to the deposit so that the minerals can be extracted from it; and (4) exploitation, the work of extracting the minerals.

Companies in the mining industry are categorized based on the current activities taking place at the properties where they own rights.  An exploration stage company is one that is engaged in the search for minerals (reserves) which are not in either the development stage or production stage.  A development stage company is one that is engaged in the preparation of an established commercially mineable deposit (reserves) for its extraction which is not in the production stage.  A production stage company is one that is engaged in the exploitation of a mineral deposit (reserve).

The exploration stage of mining consists of numerous steps, including:  i) locate vein structures; ii) rock chip sample along the lengths of the vein; iii) rock chip sample the surrounding host rock; iv) send samples to assay labs for assay results; v) upon favorable results, perform a soil geochemical assay test along and around the vein structure to get a better detail of where the vein runs; vi) assay the soils that are collected; vii) using test results, map out a test drill pattern for the Diamond Core drilling; viii) drill the cores based on the drill map created; ix) sample the cores at various depths and send to assay; and x) either plot out a total drilling program or put together a pilot production plant for approximately the same cost as a full drill program (approximately $1.2 million).

A glossary of the mining and mineral resource terms used in this Annual Report is incorporated by reference to Exhibit 99.3, from our registration statement on Form S-1 (Amendment #1), filed with the Securities and Exchange Commission on March 20, 2010.

Company Overview

We were originally incorporated under the name Plae, Inc., in the State of Arizona on August 20, 1999.  At the time we operated under the name Plae, Inc., no business was conducted.  No books or records were maintained and no meetings were held.   In essence, nothing was done after incorporation until Glenn E. Martin took possession of Plae, Inc. in January 2005.  On February 18, 2005, the corporate name was changed to King Mines, Inc. and then subsequently changed to its current name, United Mines, Inc., on March 30, 2005.

We are an exploration stage mineral exploration company and have been in the mining industry since January 2005.  An exploration stage company is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage.  We currently own four groups of mining claims.  These groups include one primary silver exploration stage mining project, three gold exploration stage mining projects, three copper exploration stage projects, and one  gold-tailings exploration stage project, all in Arizona, USA.  To date, we have no assurance that commercially viable mineral deposits exist on any of the properties we own or where we have mineral rights. Further exploration, at a significant cost to us, will be required before a final evaluation as to the economic and legal feasibility of the properties is determined.  If this evaluation determines that some of the properties do have mineral deposits we will have to spend substantial funds for their drilling and engineering studies before we will know if we have a commercially viable mineral deposit (a reserve).

In October, 2005, we contracted with Glynn A. Burkhardt and Glynn G. Burkhardt, our current Senior Vice President and our former Emeritus Chairman of the Board of Directors, respectively, to transfer the rights and interests they held in 23 mining claim to us, by quitclaim deed, in exchange for 3,600,000 shares of our common stock.  These rights and interests were subsequently transferred to us in June 2006.

In March and April 2006, we obtained 3 state “exploration permits” from the state of Arizona, which are renewable on an annual basis for a maximum of 5 years.  The “exploration permits” are the precursor to obtaining a "mineral" lease from the state, but leases cannot be obtained until we either conduct exploration for a year on the properties or show economic feasibility.

During 2006-2010 period, we acquired 77 additional unpatented mining claims on BLM land, including the 9 claims that make up the Blue Copper mining property.

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As a result of these acquisitions, we currently own four groups of mining claims.  As detailed below, these groups include one primary silver exploration stage mining project, three gold exploration stage mining projects, three copper exploration stage projects, and one  gold-tailings exploration stage project, all in Arizona, USA.

Our four groups of mining claims include 100 unpatented Bureau of Land Management (BLM) mining claims in Southern Arizona, USA, totaling 2,000 acres.  These claims are renewable annually for $140 per claim and currently paid through August 31, 2012.

In addition to the unpatented mining claims, we own three Arizona State Land Department (ASLD) Mineral Exploration Permits, Nos. 08-110135, 08-110136 and 08-110137, each of which are each good for 5 years, currently thru April 13, 2011.  This Arizona state land department position totals 1,920 acres of land.  These are renewable annually, at $2.00 per acre for year one, no charge per acre for the second year, and $1.00 per acre for years 3-5, plus a $500 renew application fee.  This fee was initially paid thru April 13, 2011. Subsequently, we executed and finalized new 5 year permits for all 3 of our ASLD Mineral Permits.  Our new Mineral Permit #'s are; 08-115655,08-115656, and 08-115657. The $2.00 per acre rental fee of $1280.00 per permit has been paid thru June 16th. 2012.

A brief description of the properties where we have mineral rights are discussed below.  For ease of reference we have split our claims and permitted land into “material” projects, those where we plan to begin our exploration activities, and “non-material” projects, those that we will begin any activity on until after we have begun initial exploration on our “material” projects.  For our material projects we have included various maps and information related to the project in our exhibits.  For our non-material projects we do not include as much in-depth information.

Our Current Material Projects

Primary Silver Mining Exploration Project (Group 1 Claims and State Exploration Permits)

Overview

Our primary silver exploration project is known as “The Cerro Colorado Silver Mining Project.”  A.K.A. The Cerro Colorado, Nuevo Colorado and the Esperanza silver projects”. These projects contain the famous “Cerro Colorado” mine, also known as the Heintzelman Silver Mines.  The Cerro Colorado mines have produced silver in the past, but, to date, we have not extracted any silver from this mine, but we have conducted test sampling.

Size:  This project encompasses 24 separate and 8 overlapping unpatented lode claims totaling 480 acres and three state mineral exploration permits, encompassing 1,920 acres.   All land under this project falls within T.20S. R10E of the Salt River Base Meridian, Pima County, Arizona.

Lode claims CC-1 through CC-9 and LC 58 and LC 59 form a contiguous block in Section 25 and the north 1/2 of Section 36.   One additional 20 acre lode claim covers the Waterman Mine on the SW 1/4 of Section 22.   Claim corner posts and DM monuments were observed on the ground, and appear in accordance with federal staking regulations.  These are the lode claims that were purchased from the Burkhardts.

Permitted heap leach facilities, under lead agency jurisdiction of the Arizona State Department of Environmental Quality, are located in central portions of lode claim 58 and 59 (LC58 and LC59).  The permitted twin plant facility is discussed in further detail under “Mill Sites” below.

The reclamation bonds are currently held by Glynn A. Burkhardt in the name of Glynn A. Burkhardt and Glynn G. Burkhardt, under contract to us.  A BLM required Reclamation Bond of $9,000 is in place.   In addition, a $5,000 ADEQ bond is in place for aquifer protection permit #P-101031.  Transfer of these bonds from the Burkhardts to UMI, is in process.

Bonding requirements for proposed exploration and mining activities on state land have been met.  Currently, we have $11,000 in mineral exploration reclamation bonds covering UMI’s 3 Arizona State Land Department Mineral Exploration Permits 08-110135, 08-110136 and 08-110137. Our reclamation bonds were transferred to new Mineral Exploration Permit #'s ; 08-115655,08-115656, and 08-115657.

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Cerro Colorado Exploration:   Several groups of mining claims on the Cerro Colorado properties are currently being evaluated for various phases of exploration activity.  Planned 2012 exploration includes underground and surface drilling on The South Clark properties in an effort to discover any possible mineralized materials.

Cerro Colorado Strategy:   This is the location we plan on exploring first.  We hope to establish precious metals production from this location in order to produce cash flow which will sustain the company while exploration of further company owned sites is begun.  We will initiate bulk sample metallurgical testing of mineralized material from several of our silver mines at this location.

United Mines Assets at Cerro Colorado and Processing Facility:  Currently, we have mineralized materials containing silver in side cast mine dumps, ready to process.   However, this material is not listed on our financial statements as we will not consider these materials as assets until the mineralized materials from the property is processed and extracted.  Bureau of Land Management Inspector William Auby visited our Twin Plant processing facility on September 28, 2007, BLM Inspector Daniel Moore visited our processing facility in Dec. 2010 and again in February 2011 and gave permission to go ahead under the current Plan of Operations to start to processing mineralized material with our permitted 100-ton a day gravity float and to upgrade our heap leach system.   A modified Plan of Operations will be submitted for approval once we receive sufficient funding to cover our anticipated costs associated with these operations.  In November 2007 & November 2010, our Twin Plant mill site passed our ADEQ permitting processing.

Nicholas Barr, Geologist, was commissioned in 2000 by Glynn A. Burkhardt and Glynn G. Burkhardt, to do a pre-feasibility geological investigation on the Cerro Colorado Mining District.   Ongoing sampling and assays reported from 2001 through 2005 were incorporated into the Barr pre-feasibility report, complete thru 2006.

UMI Group 1 Claims:

The UMI Group 1 Claims comprising our Cerro Colorado silver properties consist of 6 sub-groups of claims and 3 AZ State Exploration Permits which, all total, contain 2,400 acres are as follows:

1.	Twin Plant Mineralized Material Processing Facility (claims LC58 and LC59)
T20S, R10E, Sec 25, G & SR Meridian 2 X 20 acre claims or 40 acres.

1.a.	Twin Plant contiguous Cerro Colorado mining claims (claims C1-9)
T20S, R10E, Sec 25, G & SR Meridian 9 X 20 acre claims or 180 acres.

2.	Silver Hill: T20S, R10E, Sec. 17, G&SR Meridian 2 X 20 acre claims or 40 acres

3.	Walapi Tiger: T20S, R10E, Sec. 22, G&SR Meridian 4 X 20 acre claims or 80 acres

4.	Walapi Tiger: T20S, R10E, Sec. 22, G&SR Meridian 2 X 20 acre claims or 40 acres

5.	Liberty: T20S, R10E, Sec. 16, G&SR Meridian 4 X 20 acre claims or 80 acres

6.	Waterman #1: T20S, R10E, Sec 22, G&SR Meridian 1 X 20 acre claim or 20 acres

7.	Mary G: T20S, R10E, Sec. 21, G&SR Meridian. State Lease 08-115657 formally 08-110136

8.	South Clark: T20S, R10E, Sec. 35 G&SR Meridian. State Lease 08-115655 formerly 08-110135

9.	Central Clark; T20S, R10E, Sec. 26 G&SR Meridian. State Lease 08-115656 formally 08-110137

10.	North Clark: T20S, R10E, Sec. 26 G&SR Meridian. State Lease 08-115656 formally 08-110137

11.	State Mineral Exploration Permit No. 08-115655 T20S, R10E, Sec. 26, G & SR Meridian. 640 acres.

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12.	State Mineral Exploration Permit No. 08-115657 T20S, R10E, Sec. 21, G & SR Meridian. 640 acres.

13.	State Mineral Exploration Permit No. 08-115656 T20S, R10E, Sec. 35, G & SR Meridian. 640 acres

Location and Access

The UMI Group 1 claims are located in Pima County, Arizona, about 40 miles southwest of Tucson, off exit 48 on Interstate 19 going to Nogales.  Take Amado/Arivaca Rd west 15 miles to properties.  Various gravel/dirt roads go north into the claim group area.

Geology of Group One Claims Area

Mineralization is hosted by a low relief sequence of Tertiary or Cretaceous-age andesite porphyry, quartz latite porphyry, rhyodacite and flow breccia.  Extensive faulting, including numerous broad hematitic fracture zones is thought related to multiple episodes of uplift and fracturing generated by Laramide intrusive activity allowed by Tertiary caldera formation and basin and range extension.  A long duration of tectonic activity has allowed for deep penetration of descending solutions and development of secondary mineralization to depths of 300 feet or greater.

Mill Site Buildings

We own a twin plant facility which includes a heap leach  plant with a 100-ton (+-) a day gravity mineral recovery system.  In November 2010, we received our current Arizona Department of Environmental Quality (ADEQ) permit, approving this mill for general use.  We must still obtain operating permits when we actually begin processing minerals through the mill. The mill and gravity recovery system operates under the BLM Plan of Operation (POO) The Heap Leach Pad and plant operate under the BLM and ADEQ permit.  Within one year of sufficient funding we plan on having limited production on our side cast mine dumps at the Cerro Colorado mine site, and gradually increase production thereafter.

Existing buildings include the precipitation house, spare parts and hardware storage building and a laboratory.  There are  two mobile trailers  used for on-site housing.    During the expansion of mining activities, the heap leach pad and ponds will be reconstructed, as will a shower/locker room/restroom building and a 120' by 40' maintenance and storage building.   The precipitation house will eventually be upgraded with higher capacity processing equipment.

We will operate strictly in accordance with Mine Safety and Health Administration (MSHA), Occupational Safety and Health Administration (OSHA), Arizona State Mine Inspector and ADEQ regulations.  We will install heavier gauge geomembranes (a kind of geosynthetic material, specifically impermeable membranes used widely as cut-offs and liners) in the heap leach pad and ponds than required  by ADEQ together with a compacted clay liner underneath the geomembranes (The Geomembrane is the entire liner including the compacted soil base. The plastic is referred to a liners or synthetic membranes) in order to further decrease the potential for (accidental) cyanide (reagent) solution leakage (loss) into the ground. We will abide strictly by the requirements and material specifications as directed be the ADEQ unless we  choose to make adjustments  through the permit modification process.

Chain link fence topped with barbed wire will be erected to surround the heap leach pad, the pregnant solution pond and the overflow pond.  Each of these fences will be lined at the bottom with 2 inch mesh chicken wire from ground level to two feet high to keep out small animals and snakes.  To avoid birds landing in the two ponds, the ponds will be protected by one inch netting that is stretched from the top of the fences and supported by cables.

All employees will be required to take mine safety training and cyanide safe handling training. Employees will be equipped with safety equipment including hard hats, gloves, ear plugs, respirators and protective clothing suitable for their particular jobs.  Emergency showers and emergency eye washes will be provided.

The heap leach pad and ponds, and all the buildings, will be lighted with bright lights on 25 foot poles for safety and security or as required by proper authorities.  We will provide several gasoline and diesel engine generators to keep the processing going 24 hours a day in case of power failure. A 125K generator was purchased for backup power to avoid any production delays at the La Colorada mill site.

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Heap Leach Pad and Ponds

The heap leach facility is a hydrometallurgical silver leaching operation that will process mineralized material from active and inactive mines throughout the Cerro Colorado Mining District as well as open pit mined mineralized material.  The heap leach facility will consist of a lined heap leach pad (initially one acre in size); a double-lined, pregnant (metal-bearing) solution pond (25 feet by 25 feet); a non-storm water, single-lined overflow pond (60 feet by 145 feet); process pipelines, pumps and holding tanks; and storm water berms and diversion trenches.

Mineralized Material Crushing, Screening and Agglomeration

Mineralized material will be deposited on the lined heap leach pad.  The pad has been designed to accommodate 55,000 tons  predicated on the permit slope angle of the heap. of mineralized material for processing.  Mineralized material bearing rock will be crushed and conveyed to a vibrator screen. Mineralized material that is +1/2" to 3/4" will be transferred directly to the mineralized material heap via conveyor belt.  Mineralized material that is less than 1/2" will move to a cement agglomeration unit and, after agglomeration, be transported via conveyor belt to the mineralized material heap.  The mineralized material will be stacked on the leach pad in 5 foot lifts  to a height of 55 feet, as permits require.

The maximum height of the mineralized material heap will be 55 feet, as permits require; however, after it is at that height, tests will be conducted, and an engineering opinion obtained, in the interest of adding another 10,000 to 20,000 tons to the original pad.  If compression test and slope stability check out, the angle of repose may be amended to accommodate the additional mineralized material.  This is a cost saving measure and offers the added benefit of leaching small amounts of gold and silver that will result from the additional leaching time for the earlier lifts.  Each 5,000 ton lift is projected to yield 10 oz Ag per ton and 0.03 oz Au per ton based on a 75% recovery rate.  Pilot testing without fine crushing has yielded 72-77% recovery.  With agglomeration, the actual recovery rate should be in the 77%-82% range.

While the one acre heap leach pad is being constructed, UMI will begin preparing an application for the ADEQ to permit expansion of the pad to 4.9 acres.  When the additional 3.9 acre pad is available, it will be loaded and heap leached as two sections.  Lifts for each section will be 10 feet high and cover nearly twice the area of the one acre pad resulting in approximately 3.75 times as much production as the original one acre pad.  The larger pad will permit the height to be increased to at least 100 feet, perhaps as high as 150 feet depending on test results.

 Heap Leach Process

Each lift of mineralized material on the one acre pad will be leached for approximately 21 days with a dilute solution of sodium cyanide.  The solution will be dripped onto the mineralized material from a grid of PVC pipes.  The resulting pregnant solution will be collected by another grid of perforated piping which overlays the geomembranes pad liner.  The piping network will transport the pregnant solution from the leach pad to the pregnant solution pond.

Extraction Process and Cyanide Recirculation

The pregnant solution from the pond is pumped to the precipitation house where a Merrill-Crowe zinc extraction plant will be used to extract the silver.  Barren solution from the extraction plant will flow by gravity to a 500 gallon tank where it is pumped to a 1,000 gallon makeup tank for the addition of cyanide.  The solution is then re-circulated to the heap leach pad.

Primary Copper Exploration Project (Group 2)

Overview

Our Three primary copper exploration projects are called the Blue MINE/Green MINE/Red MINE mining exploration projects.

Size:  These 3 projects consists of 14 material BLM mining claims and 4 non-material BLM mining claims totaling 20 acres each.

UMI Group 2 Claims

The UMI Group 2 Claims consist of 3 sub-groups of claims as follows:

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1. BLUE MINE; T8S, R12E, Sec 18 and 19, G and SR Meridian.
13 X 20 acre claims or 260 acres. This includes 9 material claims and 4 non-material claims

2. GREEN MINE; T9S, R12E, Sec 15, G and SR Meridian.
1 x 20 acre claims or 20 acres.

3. RED MINE; T8S, R12E, Sec 33 and 34.
4 x 20 acre claims or 80 acres.

The above Group 2 Claims contain a total of 360 acres.

To date we have not performed any work on these Group 2 UMI 100% owned properties.   We are presently in the exploration stage and there is no assurance that commercially viable mineralized material, or a reserve, exists on this property.   We will not be able to make such a determination until exploration and drilling programs are completed and a comprehensive evaluation concludes economic and legal feasibility.

Blue Mine Project 2013/2014 Exploration:  We plan on road repair, surface mapping/ sampling, possible geo-physical and drilling, and then initiate surface and underground mapping/ sampling, exploration, bulk sample metallurgical testing, drilling, step out and possible in-fill reverse circulation and core drilling of high grade areas, at some point in the future.  However, we will not begin any of these activities until we submit a proposed Plan of Operations.  We do not plan on submitting a proposed Plan of Operations for this property until we receive sufficient funding to move forward with activities at this location.

Location and Access

Our Group 2 Claims are located 25 miles northwest of Oracle, AZ, in Pinal County, Arizona along state highway 77.  Turn at mile post 106, 5 miles west to Red Beds property, turn at mile post 108, turn west on dirt road ½ mile to Blue Copper, and Green Copper properties.  Electrical access is 1/2 mile away on highway 77 and there are no current water facilities at these claims.

Physiographic

The Durham Hills are located approximately 30 mi NW of Tucson, Pinal County, Arizona off State highway 77 at between Mile Posts 104 and 108.  Two main Cr0x deposits are hosted in two structural blocks, a west block and an east block, separated by a NW-trending high-angle normal fault.  There are two deposits known as the Cross Triangle Ranch deposit, located in the western block and the Magna Well deposit, located in the eastern.  The Magma Well deposit has also been referred to as the Edwards Mine, the Owen Mine and more regularly as the Blue Mine.  In this annual report, the name Blue Mine will be used.

The Cross Triangle ranch deposit is located in a series of NW to NS trending, low-lying hills, informally referred to by the owners as, from north to south, Rattlesnake Hill, Green Hill, and Blue Hill.  The Cross Triangle has been heavily prospected by trenches and pits, and minor amounts of Cu0x-strained building stone have been shipped.  The Blue MINE is located approximately ¾ of a mile NE of the Cross Triangle and consists of a heavily prospected, low lying hill adjacent to a cattle tank with several surrounding small prospect pits.  Building stone has also reportedly been shipped from this deposit.

Structural Geology

Foliation and lineation in the quartz monzonite and mylonitic schist is highly suggestive of detachment fault processes.  The overall strike and dip of the foliation and lineation would seem to suggest a top to the NE extension.  However, preliminary analysis of possible shear indicators in the mylonite (stretched and rotated quartz grains) suggests top to the SW extension, which is consistent with the regional sense of shear in the Catalina-Tortolita metamorphic core complex.  This geometry indicates that the rocks in the Durham Hills have been rotated and back-tilted along high-angle, listric normal faults.

Our Current Non-Material Projects (Group 3 and 4 Claims)

Description of Properties

To complement the primary silver and copper projects under exclusive control and operation of United Mines, Inc., we also own 100% of the following unpatented non-material mining properties under jurisdiction of the Bureau of Land Management, Department of Interior.

Primary Gold Mining Exploration Projects

Overview

Our primary gold exploration consists of three projects: Cobre Ridge Gold Project (formally known as the Edwards/Ajax), Oro Blanco Gold Project (formally known as Ostrich/Big Three) and Bartlett Mountain Gold Project (formally known as The Tres Amigos/Sorrel Top).

Size:  The Cobre Ridge Gold Project consists of 13 BLM mining claims (20 acres each) and the Oro Blanco (17 claims) and Bartlett Mountain Gold Project consists of 18 BLM mining claims (20 acres each).

Cobre Ridge Gold Project 2013/2014 Explorations:  We will handle road repair, surface mapping and/or sampling and possible geo-physical & drilling.  Cleanup of the mine portals as well as collar repair and/or replacement will be accomplished as required.  In the future we also hope to proceed with road repair, surface and underground mapping and/sampling, underground clean out, repair and exploration, bulk sample metallurgical testing, surface and possible underground drilling.  We will not begin any of these activities until we submit a proposed Plan of Operations.  The Plan of Operations will not be submitted to BLM until we receive sufficient funding to conduct operations at this property.

Oro Blanco and Bartlett Mountain Gold Projects 2013/2014 Exploration: Several portions of mining claims on the Oro Blanco and Bartlett Mountain Gold Projects properties are currently being evaluated. After we receive sufficient funding to conduct operations at this property, exploration activities will include underground and surface drilling on the Oro Blanco and Bartlett Mountain Gold Projects properties. Surface and underground mapping & sampling, geo-chem, and possible geo-physical exploration is also planned for this site once we receive sufficient funding to conduct operations at this property.

Cobre Ridge Gold Project, Oro Blanco Gold Project and Bartlett Mountain Gold Project: Once we receive sufficient funding, we plan to establish precious metals exploration which, in the future, we believe will produce cash flow to sustain us and allow the opportunity to then initiate core drilling & bulk sample metallurgical testing of mineralized materials from our gold mining claims.

UMI Group 3 Non-Material Claims:

The UMI Group 3 claims consist of 3 sub-groups of claims as follows:

1.  Cobre Ridge Gold Project; T22S, R10E, Sec. 22; G & SR Meridian.
13 X 20 acre claims or 260 acres.

2. Oro Blanco Gold Project; T23S, R11E Sec. 19; G & SR Meridian.
17 X 20 acre claims or 340 acres.

3.  Bartlett Mountain Gold Project; T23S, R11E, Sec. 18 & 19, G & SR Meridian.
18 X 20 acre claim or 360acres

The above UMI Group 3 claims contain a total of 960 acres.

To date we have not performed any work on these four properties.  We are presently in the exploration stage and there is no assurance that commercially viable mineralized material, or a reserve, exists on this property.  We will not be able to make such a determination until exploration and drilling programs are completed and a comprehensive evaluation concludes economic and legal feasibility.

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Location and Access

The UMI Group 3 claims are located in Santa Cruz County, Arizona, about 62 miles southwest of Tucson off exit 48 on Interstate 19 going to Nogales.

ORO BLANCO Gold Project mining claims: Take Amado/Arivaca Rd west 24 miles to Town of Arivaca; then south on Ruby road (paved) 3.5 miles to Yellow Jacket Road (dirt), follow 5 miles to past Cobre Ridge Gold Project to mining properties.

COBRE RIDGE and Bartlett Mountain Gold Projects mining claims: Take Amado/Arivaca Rd west 24 miles to Town of Arivaca, then south on Ruby road (paved) 12 miles east to various gravel/dirt roads going south & east on to the claim group area.

Geology of Group 3 Claim Area

Physical Geology

Topography of the project area is moderately steep with elevations ranging from about 4,200 to 4,700 feet.  NW-SE trending Cobre Ridge, characterized by mostly bluffy outcrops, flanks the project area.  Fraguita Peak (elev. 5,374), is a prominent landmark about 1 mile to the northwest.

Regional Geology and Mineralization

The Oro Blanco Mining District, extending from Arivaca south to the international boundary, encompasses roughly 40 square miles and lies within the southern part of the Basin and Range Province of Arizona.   Jurassic-age welded and non-welded quartz latite tuff and rhyolite tuff, underlying Cobre Ridge and central portions of the district are the oldest rocks.  Outcrops of conglomerate and sandstone of the Cretaceous Oro Blanco Formation are common east of Cobre Ridge and across southern sections of the District. Mostly flat lying and bluff forming   Tertiary-age dacite and andesite flows, tuffs and pryoclastics mark the south and east edge of the area.  Plutonic rocks, consisting of Jurassic quartz monzonite and Cretaceous diorite and andesite are widely scattered as irregular masses up to 0.5 to 1 mile in aerial extent.  Aligned closely with the northwest tectonic fabric of the region are conspicuous dikes, dike swarms and elongate plugs of Tertiary-age quartz monzonite and lesser andesite and porphyritic rhyolite.

UMI Group 4 Non-Material Claims

The UMI Group 4 Claims consist of 3 sub-groups of claims as follows:

1. Cobre Ridge Gold Projects ( formally known as the EDWARDS GOLD MINE); T22S, R10E, Sec 8, G and SR Meridian.
6 X 20 acre claims or 120 acres.

2. Cobre Ridge Gold Projects (also formally known as the AJAX GOLD MINE); T22S, R10E, Sec 5, G and SR Meridian.
7 X 20 acre claims or 140 acres

3. Placer gold claims; T22S, R10E, Sec. 22 and 27, G and SR Meridian.
2 X 20 acre claims or 40 acres

The above Group 4 Claims contain a total of 300 acres.

To date we have not performed any work on these 3 UMI 100% owned properties.   We are presently in the exploration stage and there is no assurance that commercially viable mineralized material, or a reserve, exists on this property.   We will not be able to make such a determination until exploration and drilling programs are completed and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

Take Interstate 19 south to exit 48 at Amado.  Then take Amado/Arivaca Rd west 24 miles to Town of Arivaca; then south on Ruby road (paved) 3.5 miles to Yellow Jacket Road (dirt), follow 6 miles on Yellow Jacket Road past Cobre Ridge Gold Projects mines to placer gold mining properties.

UMI Placer Gold Claims and Pilgrim Gold-Tail Project

The placer gold claims (GPA-1 and 2) are primarily a recreational gold panning area and do not anticipate active exploration on commercial level until future circumstances warrant. The Pilgrim Gold-Tail Project consists of 2 unpatented BLM claims 14 miles NW of Kingman Az. The company has no current plans and do not anticipate active exploration on commercial level until future circumstances warrant for this 100% company owned property.  wrong understanding

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Overview

Due to our fairly recent formation and acquisition of the mineral rights associated with the above properties, we are still early in the process of mapping and sampling these properties for potential mineral deposits.  Therefore, despite our ownership of the mineral rights described above and the fact we have begun plotting, mapping, and sampling from some of the properties, as of the date of this Annual report, we have not extracted any minerals from these properties, other than samples, and have not received any revenue from these exploration activities.  We do not know when, or if, we will begin to receive revenue from these activities.

As noted above, our current and immediate plans for exploration are only at the Cerro Colorado Silver Mining Project.  Though we have had a geologist out to the other properties, we do not intend to move ahead with any exploration activities at the other properties, until we receive sufficient money to fund operations at the properties.

At our properties we have controls in place to ensure that no unauthorized individuals tamper with any mineralized material.  To that effect we have hired independent geologists and Burkhardt Mining to gather samples being used for assay.  The samples are sent to, or dropped off at, a certified assay lab by the person that removed the sample from the property.  The assays are prepared and the data is sent via email with a hard copy follow-up (in most cases) to the independent geologist and/or mining engineer with copies to us.  At no time does the sample leave the professional handling the sampling of the mineralized material.  When we are ready to proceed with assay work we plan on utilizing the services of , BSI Spectorate, IPL Laboratories and other qualified labs to conduct our assay work.  The assay work is what determines what minerals, if any, are contained in the rock samples.

New Product Development

As our Company is in the mining industry we are not involved in any new product development.

Competition

We are a mineral resource exploration company.  We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us.  Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties.  In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to explore our mineral properties.

Sources and Availability of Raw Materials

As a company in the mining industry we do not utilize raw materials in our business.

Dependence on Major Customers

We have not mined any minerals from our properties and, therefore, do not depend on any major customers.

Patents, Trademarks and Licenses

We do not have any trademarks, patents, or other intellectual property.

Need for Government Approval

As an exploration stage company in the mining industry, we must obtain government approval for the following.  We are granted right to mine by the Mining Act of 1872, which allow us to go on land and explore, develop and extract minerals from the land.  This is done through a permitting process.  On federal land, we have permits from the Department of the Interior, Bureau of Land Management.  We will have to obtain additional permits to drill and extract any minerals from the land.  On the state side we are governed by the Arizona State Mining Land Department, which also a permitting process for state-owned land.  The permitting processes at both the federal and state level can take years to complete.

BUSINESS - continued

Having a currently permitted mill site with a  BLM Plan of Operation (POO) and a ADEQ permit which allows us to build a facility according to the provisions contained, the heap leach site will not be fully permitted until we are deemed to be in compliance with all provisions at that time and those up to date provisions that may exist.), we are approved to extract any mineralized material from the Cerro Colorado properties.  Before doing this we must obtain a Notice of Intent (NOI) to extract these mineralized materials from our side cast mine dumps. The NOI must be filed on BLM lands to remove mine dumps during exploration activities, No actual mining for commercial production is allowed under a NOI but must be done under a BLM Plan of Operation (POO).  The dumps on Arizona state lands are subject to the requirements of the Arizona State Land Dept.)

In addition we need to complete environment and archeological studies on all properties where we disturb the surface of the land. only if requested by the BLM and/or AZ. State Land Department  We must also meet all ADEQ laws and regulations.  UMI passed the most recent ADEQ inspection in November 2010 with no reported deficiencies.

Normally, mining companies must obtain government-approved water well in order to begin any mining operations.  However, our water well is “grandfathered” in, which will allow us to begin operating our mill site and permitted under our current BLM "Plan of Operations".  Electrical supply is currently active at the mill site.  We plan on upgrading the electrical supply as needed once adequate funding is secured.

Effect of Government Regulation on Business

As a company in the mining industry government regulations, primarily environmental regulations, affect our business and the processes and methodologies we utilize in all facets of our business, beginning with government permitting prior to any activities taking place at the mines, all the way through extraction of any minerals found at the mines.

As such, we will operate strictly in accordance with Mine Safety and Health Administration (MSHA), Occupational Safety and Health Administration (OSHA), Arizona State Mine Inspector and Arizona Department of Environmental Quality (ADEQ) regulations.   Compliance with these government regulations is expected to cost us approximately $75,000 per year.  Once we are in the test productions phase, we anticipate our bonds will increase to over $250,000 to $300,000 per year.  Currently, we are undertaking the following to help keep us in compliance with various government regulations.

We will install heavier gauge geomembranes in the heap leach pad and ponds than required by ADEQ together with a compacted clay liner underneath the geomembranes in order to further decrease the potential for cyanide solution leakage into the ground.

We will erect chain link fence topped with barbed wire to surround the heap leach pad, the pregnant solution pond and the overflow pond.  Each of these fences will be lined at the bottom with 2 inch mesh chicken wire from ground level to two feet high to keep out small animals and snakes.  To avoid birds landing in the two ponds, the ponds will be protected by one inch netting that is stretched from the top of the fences and supported by cables.

All employees will be required to take mine safety training and cyanide safe handling training.  Employees will be equipped with safety equipment including hard hats, gloves, ear plugs, respirators and protective clothing suitable for their particular jobs.  Emergency showers and emergency eye washes will be provided.

The heap leach pad and ponds, and all the buildings, will be lighted with bright lights on 25 foot poles for safety and security.  We will provide several gasoline and diesel engine generators to keep the processing going 24 hours a day in case of power failure.

Mill Site Buildings

Existing buildings include the precipitation house, spare parts and hardware storage building and a laboratory.   There are  two mobile trailers  used for on-site housing.  During the expansion of mining activities, the heap leach pad and ponds will be constructed, as will a shower/locker room/restroom building and a 120' by 40' maintenance and storage building.  The precipitation house will be upgraded with higher capacity processing equipment.

BUSINESS - continued

Heap Leach Pad and Ponds

The heap leach facility is a hydrometallurgical silver leaching operation that will process mineralized material from active and inactive mines throughout the Cerro Colorado Mining District as well as open pit mined mineralized material.  The heap leach facility will consist of a lined heap leach pad (initially one acre in size); a double-lined, pregnant (metal-bearing) solution pond (25 feet by 25 feet); a non-storm water, single-lined overflow pond (60 feet by 145 feet); process pipelines, pumps and holding tanks; and storm water berms and diversion trenches.

Mineralized Material Crushing, Screening and Agglomeration

Mineralized material will be deposited on the lined heap leach pad.  The pad has been designed to accommodate up to 55,000 tons of mineralized material for processing.  Mineralized material will be crushed and conveyed to a vibrator screen.  Mineralized material that is +1/2" to 3/4" will be transferred directly to the mineralized material heap via conveyor belt.  Mineralized material that is less than 1/2" will move to a cement agglomeration unit and, after agglomeration, be transported via conveyor belt to the mineralized material heap.  The mineralized material will be stacked on the leach pad in 5 foot lifts to a height of 55 feet, as permits require.

The maximum height of the mineralized material heap will be 55 feet, as permits require; however, after it is at that height, tests will be conducted, and an engineering opinion obtained, in the interest of adding another 10,000 to 20,000 tons to the original pad.  If compression test and slope stability check out, the angle of repose may be amended to accommodate the additional mineralized material.  This is a cost saving measure and offers the added benefit of leaching small amounts of gold and silver that will result from the additional leaching time for the earlier lifts.

While the one acre heap leach pad is being reconstructed, we will begin preparing an application for the ADEQ to permit expansion of the pad to 4.9 acres.  When the additional 3.9 acre pad is available, it will be loaded and heap leached as two sections.  Each section will take one month to load and will be leached for two months.  Lifts for each section will be 10 feet high and cover nearly twice the area of the one acre pad resulting in approximately 3.75 times as much production as the original one acre pad.   The larger pad will permit the height to be increased to at least 100 feet, perhaps as high as 150 feet depending on test results.

Heap Leach Process

Each lift of mineralized material on the one acre pad will be leached for approximately 21 days with a dilute solution of sodium cyanide.  The solution will be dripped onto the mineralized material from a grid of PVC pipes.  The resulting pregnant solution will be collected by another grid of perforated piping which overlies the geomembranes pad liner.  The piping network will transport the pregnant solution from the leach pad to the pregnant solution pond.

Extraction Process and Cyanide Recirculation

The pregnant solution from the pond is pumped to the precipitation house where a Merrill-Crowe zinc extraction plant will be used to extract the silver.  Barren solution from the extraction plant will flow by gravity to a 500 gallon tank where it is pumped to a 1,000 gallon makeup tank for the addition of cyanide.  The solution is then re-circulated to the heap leach pad.  The solution will be continuously monitored and concentration and pH carefully adjusted for maximum leaching action.

Research and Development

As an exploration stage company in the mining industry we are not involved in any research and development.

Effects of Compliance with Environmental Laws

As a company in the mining industry we are subject to numerous environmental laws and regulations.  We strive to comply with all applicable environmental, health and safety laws and regulations are currently taking the steps indicated above.  We believe that our operations are in compliance with all applicable laws and regulations on environmental matters.  These laws and regulations, on federal, state and local levels, are evolving and frequently modified and we cannot predict accurately the effect, if any, they will have on its business in the future.  In many instances, the regulations have not been finalized, or are frequently being modified. Even where regulations have been adopted, they are subject to varying and contradicting interpretations and implementation. In some cases, compliance can only be achieved by capital expenditure and we cannot accurately predict what capital expenditures, if any, may be required.

BUSINESS - continued

Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violations. As a handler and generator of hazardous materials, we are subject to financial exposure with regard to intentional or unintentional violations.  Any present or future noncompliance with environmental laws or future discovery of contamination could have a material adverse effect on our results of operations or financial condition.

Our Growth Strategy

Our objective is to successfully locate properties with mineral deposits, acquire the necessary rights to explore those properties, and then sell those minerals on the open market.

We intend to grow in two ways.  First, we intend to continue exploring the existing properties where we have mineral rights to hopefully locate mineral reserves that we can excavate and sell on the open market.  Second, we intend to be active in locating and acquiring mineral rights at properties that we explore and that we believe will have a high probability of having mineral reserves.  As noted above, we are currently in the various stages of exploring the locations where we have mineral rights.  Currently, in addition to our existing properties, we are targeting the Southwestern United States in our search for additional mineral rights that we may be interested in purchasing.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the material terms and provisions of our capital stock. The following summary description of our common stock and preferred stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference, and the applicable provisions of Arizona Corporation Law. This information is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws and the applicable provisions of Arizona Corporation Law.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.001 per share. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Articles of Incorporation, amendment to the Articles of Incorporation and the By-laws, copies of which were filed as exhibits to the Company’s filings with the Securities and Exchange Commission..

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Dividend Policy

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Transfer Agent and Registrar. Pacific Stock Transfer Company is our transfer agent of record located at 4045 S. Spencer Street, Suite 403, Las Vegas, Nevada 89119, 702-361-3033.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

Audit and Restated Fees.  During the year ended December 31, 2011, S.E. Clark & Company, P.C., billed us approximately $17,000 in fees for professional services for the audit of our financial statements in our Form 10-K and review of financial statements included in our Form10-Q’s, as applicable.  During the year ended December 31, 2011, S.E. Clark & Company, P.C. billed us approximately $16,000 in fees for professional services for the audit and review of our financial statements.

Audit-Related Fees.  The aggregate fees billed by S.E.Clark & Company, P.C. for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal year ended December 31, 2011,  and that are not disclosed in the paragraph captioned “Audit Fees” above, were $0 and $0, respectively.

Tax Fees.  During the year ended December 31, 2011, S.E. Clark & Company, P.C., billed us $0 for professional services for tax preparation. During the year ended December 31, 2011, S.E. Clark & Company, P.C. billed us $0 for professional services for tax preparation.

All Other Fees.   During the year ended December 31, 2011, S.E. Clark & Company, P.C., billed us $0 for other fees.

Of the fees described above for the year ended December 31, 2011, 100% were approved by the entire Board of Directors.

BOARD OF DIRECTORS

Directors are elected at the Company's Annual Meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

Board of Directors and Officers

The current Board of Directors consists of Glenn E. Martin, Glynn A. Burkhardt, Roger McCaslin, Nicole M. Breen,  Robert Metz, and Lawrence G. Dykers.  The nominated Board of Directors consists of Glenn E. Martin, Nicole M. Breen, and Baruch Orman.   Their biographies are in Proposal One herein. Glenn E. Martin is our Chief Executive Officer and our Chief Financial Officer.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefor. Further, members of special or standing committees may be given compensation for attending committee meetings.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our compensation program is designed to attract, retain and motivate highly qualified executives and drive sustainable growth. We compensate our executives named in the “Summary Compensation Table,” which we refer to as “named executive officers” or “NEOs,” through a combination of base salary, incentive, and cash bonuses. Cash bonuses are designed to reward current performance and are based on the Company’s performance, the executive’s performance and the executive’s adherence to our core values.

We do not have any employment contracts with our executive officers.  Additionally, during the year ended December 31, 2011, we did not compensate any of our officers or directors with cash compensation, only with shares of our common stock.  The shares of our common stock issued to our officers and directors were restricted shares and federal and state securities laws place restrictions on the ability of our officers and directors to sell our common stock.

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) our Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007 (“Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Glenn E. Martin	2011 2010 2009 2008	-	- - -	1,040,000* 50,000 (1) 425,000 (1) 85,000 (2)	- -	- -	- -	- -	1,040,000 50,000 (1) 425,000 (1) 85,000 (2)
Chairman of the Board and President	2007	-	-	35,000 (3)	-	-	-	-	35,000 (3)

Glynn A. Burkhardt	2011 2010 2009 2008	- -	- - -	260,100* 25,000 (4) 25,000 (4) 5,000 (5)	- -	- -	- -	- - -	260,100 25,000 (4) 25,000 (4) 5,000 (5)
Director and Senior Vice President	2007	-	-	30,000 (6)	-	-	-	-	30,000 (6)

Nicole M. Breen	2011 2010 2009 2008	- -	- - -	120,000* 25,000(7) 25,000 (7) 5,000 (8)	- -	- -	- -	- - -	120,000 25,000(7) 25,000 (7) 5,000 (8)
Director, Secretary and Treasurer	2007	-	-	30,000 (9)	-	-	-	-	30,000 (9)

Robert Leitzman	2011 2010 2009 2008	- -	- - -	70,000* 25,000(10) 25,000 (10) 5,000 (11)	- -	- -	- -	- -	70,000 25,000(10) 25,000 (10) 5,000 (11)
Vice President and Director	2007	-	-	30,000 (12)	-	-	-	-	30,000 (12)

EXECUTIVE COMPENSATION - continued

Robert Metz	2011 2010 2009	-	- -	60,000* 25,000(13) 25,000 (13)	-	-	-	- -	60,000 25,000(13) 25,000 (13)
Vice President and Director	2008 2007	- -	- -	5,000 (14) 5,000 (15)	- -	- -	- -	- -	5,000 (14) 5,000 (15)

Roger McCaslin	2011 2010 2009	-	- -	90,000* 25,000(16) 25,000 (16)	-	-	-	- -	90,000 25,000(16) 25,000 (16)
Director

*Base Upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment.  Our policy and assumptions made in valuation of share based payments are contained in the Notes to our December 31, 2011 financial statements.  The monies shown in the “option awards” column is the total calculated value for each individual.

*        The 2011 restricted stock share awards to the officers and directors were valued at $1.00 per share which management believes approximates the fair value of the stock as of the award date.

(1)
Represents the 170,000 shares Mr. Martin received in 2009, 150,000 for serving as our Chief Executive Officer and 20,000 as our Chairman of the Board of Directors in 2009 and 20,000 Mr. Martin received in 2010 as our Chairman of the Board of Directors. These shares were valued at $2.50 per share.

(2)
Represents the 170,000 shares Mr. Martin received in 2008, 150,000 for serving as our Chief Executive Officer and 20,000 as our Chairman of the Board of Directors. These shares were valued at $0.50 per share

(3)
Represents the 70,000 shares Mr. Martin received in 2007, 50,000 for serving as our Chief Executive Officer and 20,000 as our Chairman of the Board of Directors. These shares were valued at $0.50 per share.

(4)
Represents the 10,000 shares Glynn A. Burkhardt received in 2009 and 10,000 shares Glynn A. Burkhardt received in 2010 for serving on our Board of Directors. These shares were valued at $2.50 per share.

(5)	Represents the 10,000 shares Glynn A. Burkhardt received in 2008 for serving on our Board of Directors. These shares were valued at $0.50 per share.
(6)	Represents the 60,000 shares Glynn A. Burkhardt, received in 2007, 50,000 for serving as our Senior Vice President and 10,000 as a director. These shares were valued at $0.50 per share.

(7)
Represents the 10,000 shares Ms. Breen received in 2009 for serving on our Board of Directors and 10,000 shares Ms. Breen received in 2010 for serving on our Board of Directors. These shares were valued at $2.50 per share.

(8)	Represents the 10,000 shares Ms. Breen received in 2008 for serving on our Board of Directors. These shares were valued at $0.50 per share.

(9)	Represents the 60,000 shares Ms. Breen received in 2007, 50,000 for serving as our Secretary and Treasurer and 10,000 as a director. These shares were valued at $0.50 per share.
(10)
Represents the 10,000 shares Mr. Leitzman received in 2009 for serving on our Board of Directors and 10,000 shares Mr. Leitzman received in 2010 for serving on our Board of Directors. These shares were valued at $2.50 per share.

(11)	Represents the 10,000 shares Mr. Leitzman received in 2008 for serving on our Board of Directors. These shares were valued at $0.50 per share.

EXECUTIVE COMPENSATION - continued

(12)
Represents the 60,000 shares Mr. Leitzman received in 2007, 50,000 under a consulting agreement to service as our Vice President of Mining Operations and 10,000 for serving as a director. These shares were valued at $0.50 per share.

(13)
Represents the 10,000 shares Mr. Metz received in 2009 for serving on our Board of Directors and 10,000 shares Mr. Metz received in 2010 for serving on our Board of Directors. These shares were valued at $2.50 per share.

(14)	Represents the 10,000 shares Mr. Metz received in 2008 for serving on our Board of Directors. These shares were valued at $0.50 per share.

(15)	Represents the 10,000 shares Mr. Metz received in 2007 for serving as a director. These shares were valued at $0.50 per share.
(16)
Represents the 10,000 shares Mr. McCaslin received in 2009 for serving on our Board of Directors and10,000 shares Mr. McCaslin received in 2010 for serving on our Board of Directors. These shares were valued at $2.50 per share.

(17)	Represents the 10,000 shares Glynn G. Burkhardt received in 2008 for serving on our Board of Directors. These shares were valued at $0.50 per share.

Employment Contracts

We currently do not have written employment agreements with our executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers as of December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Glenn E. Martin	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

Glynn A. Burkhardt	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

Nicole M. Breen	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

Roger McCaslin	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

Robert Leitzman	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

Robert Metz	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

EXECUTIVE COMPENSATION - continued

Compensation of Directors

We issue our directors 10,000 shares each, per year, as compensation for serving on our Board of Directors. We issue the Chairman of the Board an additional 10,000 shares annually. The following table sets forth director compensation as of December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) *		Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Glenn E. Martin (1)	0-	20,000	(1)	0	0	0	0	20,000	(1)

Glynn A. Burkhardt (2)	0-	10,000	(2)	0	0	0	0	10,000	(2)

Nicole Breen (3)	0-	10,000	(3)	0	0	0	0	10,000	(3)

Robert Leitzman (4)	0-	10,000	(4)	0	0	0	0	10,000	(4)

Robert Metz (5)	0-	10,000	(5)	0	0	0	0	10,000	(5)

Roger McCaslin (6)	0-	10,000	(6)	0	0	0	0	10,000	(6)

Lawrence G. Dykers	0-	10,000	(7)	0	0	0	0	10,000	(7)

*
(1)
Glenn E. Martin was appointed to our Board of Directors on January 1, 2005. Represents the 20,000 shares Mr. Martin received as our Chairman of the Board of Directors. These shares were valued at $1.00 per share.

(2)	Glynn A. Burkhardt was appointed to our Board of Directors on May 3, 2006. Represents the 10,000 shares Mr. Burkhardt received for serving as a director. These shares were valued at $1.00 per share.
(3)	Nicole Breen was appointed to our Board of Directors on January 1, 2005. Represents the 10,000 shares Ms. Breen received for serving as a director. These shares were valued at $1.00 per share.
(4)	Robert Leitzman was appointed to our Board of Directors on July 11, 2006. Represents the 10,000 shares Mr. Leitzman received for serving as a director. These shares were valued at $1.00 per share.
(5)	Robert Metz was appointed to our Board of Directors on May 4, 2007. Represents the 10,000 shares Mr. Metz received for serving as a director. These shares were valued at $1.00 per share.
(6)	Roger McCaslin was appointed to our Board of Directors on August 5, 2009. Represents the 10,000 shares Mr. McCaslin received for serving as a director. These shares were valued at $1.00 per share.
(7)
Lawrence G. Dykers was appointed to our Board of Directors on November 6th, 2010. Represents the 10,000 shares Mr. McCaslin received for serving as a director. These shares were valued at $1.00 per share.

Option Exercises And Stock Vested Table
None.

Pension Benefits Table
None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table
None.

Perquisites Table
None.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
NONE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 11, 2012, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 10% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group

Common Stock
Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Common Stock	Glenn E. Martin (2)	4,241,078	(4)	30.1%
Common Stock	Glynn A. Burkhardt (2)	4,292,573	(5)	31.2%
Common Stock	Roger McCaslin (2)	153,070		1.1%
Common Stock	Nicole M. Breen (2)	952,826	(6)	6.9%
Common Stock	Lawrence G. Dykers	72,472		<1%
Common Stock	Robert Metz	144,911		1.1%
Common Stock	All Directors and Officers As a Group (6 persons)	9,856,930	(4) (5) (6)	71.2%

(1)
Unless otherwise indicated, based on 13,739,307 shares of common stock issued and outstanding.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates one of our officers or directors.

(3)	Unless indicated otherwise, the address of the shareholder is United Mines Inc., 11924 N. Centaurus Place, Oro Valley, AZ 85737

(4)	Includes 80,666 shares held in the name of Tanque Verde Valley Missionary Society, an entity controlled by Mr. Martin.

(5)	Includes 658,048 shares held of record by Glynn G. Burkhardt (deceased), which are now part of Mr. Glynn G. Burkhardt’s estate. Mr. Glynn A. Burkhardt is trustee of the estate.

(6)
Includes 305,505 shares held of record by GEM Management Group, LLC, of which Ms. Breen is the President and Managing Associate, and 21,233 total shares held in the names of Angelica Breen, Ryan Breen and Ryan C.N. Breen.

There are no current arrangements which will result in a change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS - continued

Code of Ethics

We are committed to maintaining the highest standards of business conduct and ethics. We have adopted a code of conduct and ethics applicable to our directors, officers and employees. The code of conduct and ethics reflects our values and the business practices and principles of behavior that support this commitment. The code of conduct and ethics satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the American Stock Exchange rules for a “code of conduct and ethics.” A form of the code of conduct and ethics was filed as Exhibit 14.1 to the Annual Report for year ended December 31 2010.

Indemnification

As permitted by Arizona law, our Articles of Incorporation provide that we will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a consulting agreement with Robert Metz, one of our directors, to serve as a geology consultant and as one of our Vice Presidents and Chief Geologist.  Under this agreement Mr. Metz received 30,000 shares of our common stock for his services in 2008.

We do not have an audit, compensation, or nominating committee, and none of our Directors are considered independent.

We have not had a promoter during the last five fiscal years.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, up to seven directors are to be elected to hold office until the next Annual Meeting and until their successor has been elected and qualified. The nominees are listed below.  The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee. The President has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Name	Position

Glenn E. Martin	Chief Executive Officer/President/Chief Financial Officer/Director

Nicole M. Breen	Secretary/Treasurer/Director

Baruch Orman	Proposed Director

Biographies

Glenn E. Martin Is currently our President and Chairman of the Board.  He has served in these positions since 2005 and 2007 respectively.  Prior to joining United Mines, Mr. Martin has served in an executive capacity with several different companies.  From 1988 through the fall of 1992, Mr. Martin was Executive Director of World Trade Center, Tucson, a subsidiary of the former Twin Towers in New York City.  In this position he oversaw the day to day operation, including projects, programs, and seminars for the U.S. Dept. of Commerce associate office in the W.T.C., Tucson promoting D.O.C. programs, servicing clients for both the D.O.C. and Small Business administration.  During his tenure with World Trade Center he served as speaker for international trade seminars and the AIESEC (U.S) National Leadership Seminars. Member; Hong Kong Trade Association 1988 to present. Member; Society of Mining, Metallurgy & Exploration (2008)  Guest speaker at Inaugural HKBAH Annual Event in May 2010 & member of Hong Kong Business Association of Hawaii (2010)

Nicole M. Breen is currently our Secretary and Treasurer, and a Director.  She has held these positions since 2005.  From June 2000 to present she has served as the Managing Associate of GEM Management Group, LLC, a company owned by Glenn E. Martin, specializing in acquiring mineral rights and mining properties, along with servicing administration requirements for the company.   All Ms. Breen’s current work in the mining industry is done on our behalf and she spends approximately 50% of her time working on our business affairs.  In this position she oversees as corporate secretary, recording secretary and the day-to-day treasury operations of the company.  Ms. Breen received her Bachelor of Science in Physical Education in Education, with a minor in Elementary Education, from the University of Arizona.

Baruch Orman is currently a Financial Consultant to Eretz Ventures, raising venture capital for mining exploration project and has held this position since January 2010.  Mr Orman, since May, 2012, has been a Financial Consultant to Eretz Mining and Energy Exploration Inc., raising venture capital for gold, silver and oil projects. Since May, 2012, Mr. Orman has been a Financial Consultant to Infinity Gold Mining Inc., an entity involved in building gold mine in China. From 2005 through January, 2012, Mr. Orman was a Financial Consultant to Sandra K LLC, responsible for raising venture capital for mining exploration projects. Additionally, from 1998 through June, 2012, Mr. Orman was Managing Director of Gidon LLC, a Real-estate Investment Group. Mr. Orman, since January 20120, is also a chief fund raiser for Kol Ha Naarim (for the sake of the children) Charity.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors appointed S.E.Clark & Company, P.C. as the Company's independent certified public accountants.  S.E.Clark & Company, P.C. currently audits the Company's financial statements annually. The affirmative vote of a majority of the votes cast is necessary to appoint S.E.Clark & Company, P.C. Representatives of S.E.Clark & Company, P.C. may be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact our principal executive office at 11924 North Centaurus Place , Oro Valley, Arizona 85737.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC").  Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2011 on Form 10-K/A with the SEC.  A copy of this report and past annual reports on Form 10-K and Form 10-KSB (except for certain exhibits  thereto),  may be obtained,  upon written request by any shareholder to our principal executive office at11924 North Centaurus Place , Oro Valley, Arizona 85737.  Copies of all exhibits to the annual reports on Form 10-K or Form 10-KSB are available upon a similar request.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Under SEC rules, Stockholders intending to present a proposal at the Annual Meeting in 2013 and have it included in our proxy statement must submit the proposal in writing to 11924 North Centaurus Place , Oro Valley, Arizona 85737.  We must receive the proposal no later than March 1, 2013.

For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than March 1, 2013. A shareholder's notice to the Company shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

• a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
• the name and address, as they appear on the Company's books, of the shareholder proposing such business,
• the class and number of shares of voting stock of the Company which are beneficially owned by the shareholder,
• a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and
• a description of any material interest of the shareholder in such business.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

June 11, 2012	/s/ Glenn E. Martin ---------------------- GLENN E. MARTIN CHIEF EXECUTIVE OFFICER/PRESIDENT

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE PRESIDENT
OF
UNITED MINES, INC.

PROXY -- ANNUAL MEETING OF STOCKHOLDERS – July 25, 2012

The undersigned, revoking all previous proxies, hereby appoint(s) Glenn E. Martin as Proxy, with full power of substitution, to represent and to vote all Common Stock of UNITED MINES, INC. owned by the undersigned at the Annual Meeting of Stockholders to be held at 5:00, local time, on July 25, 2012 at 11924 North Centaurus Place , Oro Valley, Arizona, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of Stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

1. ELECTION OF DIRECTORS. Nominee: ________________________________

[   ]      FOR ALL NOMINEES LISTED (Except as specified
here:______________)

OR

[   ]      WITHHOLDING AUTHORITY to vote for the nominees
listed above

2. Proposal to Ratify the Appointment of Independent Auditors.

[   ]  FOR          [   ]  AGAINST     [   ]  ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated ____________________________, 2012

----------------------------------------	--------------------------------------------------
(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer's or other person's title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.